UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 6, 2005
Homestore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sale of Equity Securities.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     Item 3.02 is incorporated by reference herein.
Item 3.02. Unregistered Sale of Equity Securities.
Preferred Stock Purchase Agreement
On November 6, 2005, Homestore, Inc., a Delaware corporation (“Homestore”) entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Elevation Partners, L.P. (“Elevation”) and such affiliates as Elevation shall designate in accordance with the terms of the Purchase Agreement (the “Purchasers”). Pursuant to the terms of the Purchase Agreement, Homestore has agreed to issue and sell to the Purchasers an aggregate of 100,000 shares of its Series B Convertible Participating Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) for aggregate gross proceeds of $100,000,000. The Series B Preferred Stock will be sold to the Purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 506 of Regulation D thereunder, as the sale will be a private placement transaction with accredited investors. On November 7, 2005 Homestore issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the signing of the Purchase Agreement and the transactions described in this report.
Pursuant to the terms of the Purchase Agreement, each of Homestore, on the one hand, and the Purchasers, on the other hand, made representations and warranties regarding matters that are customarily included in financings of this nature. The obligations of Homestore to sell and issue the Series B Preferred Stock, and the obligations of the Purchasers to purchase such securities, are subject to the fulfillment of conditions, including expiration or termination of the applicable Hart-Scott-Rodino waiting period, filing of a certificate of designation, preferences and rights of the Series B Preferred Stock (the “Certificate of Designation”) and the execution and delivery of a Stockholders Agreement by and between Homestore and the Purchasers (the “Stockholders Agreement”). In addition, Homestore agreed that during the period between the date of the Purchase Agreement and the closing of the transaction, it, its subsidiaries and their officers, directors, employees, advisors and representatives will not offer (including furnishing confidential information), negotiate or enter into a transaction involving the issuance by it or any of it subsidiaries to any third party of any equity or debt security the proceeds of which would be used for any purpose similar to those contemplated by the Purchase Agreement.
Certificate of Designation: Terms of the Series B Preferred Stock
The shares of Series B Preferred Stock purchased by the Purchasers from Homestore have an aggregate liquidation preference of $100,000,000 plus all accrued and unpaid dividends (the “Liquidation Preference”) and are convertible into shares of common stock of Homestore, at the holder’s option, at a rate determined by dividing the aggregate liquidation preference of the shares to be so converted by $4.20 (the “Series B Conversion Price”). The Series B Conversion Price is subject to adjustments upon certain events. Homestore has the right to require conversion of the Series B Preferred Stock three years after the issuance of the Series B Preferred Stock if the average closing price per share of common stock during any 30 consecutive trading days is at least 185% of the Series B Conversion Price. In connection with a change in control, Homestore also has the right to require conversion of the Series B Preferred Stock under certain circumstances.
The holders of Series B Preferred Stock have the right to receive quarterly dividends in an amount equal to the greater of (i) an annual rate of 3.5% and (ii) the amount of any dividends with respect to such shares of Series B Preferred Stock on an as-converted to common stock basis. Such dividends will be payable only in additional shares of Series B Preferred Stock until the fifth anniversary following the closing and thereafter will be payable only in cash.
Following five years after the issuance of the Series B Preferred Stock, Homestore may, at its option, redeem the Series B Preferred Stock and seven years after the issuance of the Series B Preferred Stock, such stock will be mandatorily redeemed by Homestore.
Upon a change in control of Homestore, Homestore shall be required to make an offer to repurchase all of the outstanding shares of Series B Preferred Stock for total cash consideration generally equal to 101% of the Liquidation Preference plus, under certain circumstances, 101% of a portion of the dividends which would have accrued had the Series B Preferred Stock remained outstanding. The consideration in a change of control offer may, under certain circumstances, be payable in stock of Homestore.
The Series B Preferred Stock ranks senior to the common stock of Homestore and junior to the Series A Preferred Stock of Homestore with respect to liquidation payments and dividends. The holders of Series B Preferred Stock vote as a single class with the common stock of Homestore on an as-converted basis on any matter to come before the stockholders of Homestore.
Stockholders Agreement
In connection with the closing of the transactions contemplated by the Purchase Agreement, Homestore and the Purchasers will enter into the Stockholders Agreement. Pursuant to the terms of the Stockholders Agreement, the Board will consist of eight directors who were the directors on the Board prior to closing, and two directors designated by the Purchasers. Homestore has the ability to increase the size of the Board to eleven directors. The Purchasers have the right (so long as they own at least 2/3 of the originally issued shares of Series B Preferred Stock or common stock on an as-converted basis) to designate or nominate, as applicable, two directors to the Board. The number of directors designated or nominated by the Purchasers will decline to one if the Purchasers reduce their ownership of shares of Series B Preferred Stock (or common stock on an as-converted basis) below such threshold but above 1/3 of the originally issued shares of Series B Preferred Stock. The Purchasers are required to vote their shares in the manner recommended by the Board with respect to the election or removal of directors, other than any directors designated or nominated by the Purchasers. The Purchasers are also subject to a standstill agreement with respect to future acquisitions and voting of securities of Homestore, tender offers, business combinations and other significant transactions. The Purchasers are also entitled to certain information rights.

The Stockholders Agreement requires the approval of the Purchasers for Homestore to engage in the following actions: incurrence of certain additional indebtedness; certain divestitures, acquisitions or other business reorganizations; voluntary filing for bankruptcy or dissolution; certain transactions with affiliates; and payment of any dividend on, or the redemption or repurchase of, any junior equity security, subject to certain exceptions.
Subject to certain exceptions, upon a proposed issuance by Homestore of new capital stock, the Purchasers have the right to purchase a pro rata portion of such new capital stock based on the Purchasers’ percentage ownership of the total number of fully diluted shares of common stock then outstanding. The Stockholders Agreement provides the Purchasers with certain rights to cause Homestore to register under the Securities Act shares of common stock into which the shares of Series B Preferred Stock are convertible.
The description of the terms and conditions of the Purchase Agreement, the Certificate of Designation and the Stockholders Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement attached hereto as Exhibit 10.1, the form of Certificate of Designation attached hereto as Exhibit 3.1 and the form of Stockholders Agreement attached hereto as Exhibit 10.2 and incorporated by this reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMESTORE, INC.

Date: November 7, 2005	By:	/s/ Michael R. Douglas

Michael R. Douglas Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX
3.1	Form of Certificate of Designation of Series B Convertible Participating Preferred Stock of Homestore, Inc.

10.1	Preferred Stock Purchase Agreement, dated November 6, 2005, by and among Homestore, Inc. and the Purchasers signatory thereto.

10.2	Form of Stockholders Agreement by and among Homestore, Inc. and the Investor Stockholders signatory thereto.

99.1	Press Release of Homestore, Inc. dated November 7, 2005.